Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-142271) and Form S-3 (No. 333-167108) of DCP Midstream Partners, LP of our report dated March 1, 2011, with respect to the consolidated financial statements of Discovery Producer Services LLC, included in this Annual Report (Form 10-K) for the year ended December 31, 2010, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Tulsa, Oklahoma

March 1, 2011